                                                                  EXECUTION COPY


                                   July 6, 1998



Oncormed, Inc.
Attn:  Dr. Timothy J. Triche
205 Perry Parkway
Gaithersburg, Maryland  20877

     Re:  CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED FEBRUARY 27, 1998

Dear Dr. Triche:

     On February 27, 1998, Oncormed, Inc., a Delaware corporation (the "Company"), and each of Southbrook International Investments, Ltd., Westover Investments, Ltd., Brown Simpson Strategic Growth Fund, L.P., Brown Simpson Strategic Growth Fund, Ltd. and Incyte Pharmaceuticals, Inc. (collectively, the "Investors") entered into that certain Convertible Preferred Stock Purchase Agreement (as amended on March 17, 1998, the "Agreement"). In connection with the transactions contemplated by the Agreement, among other things, (i) the Company issued to the Investors an aggregate of 333 shares of the Company's 6% Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Shares"); (ii) the Company and the Investors entered into that certain registration rights agreement dated February 27, 1998 (the "Registration Rights Agreement"); and (iii) the Company filed with the Secretary of State of the State of Delaware that certain Certificate of Designation, Preferences and Rights of 6% Series A Convertible Preferred Stock of Oncormed, Inc. (the "Certificate of Designation"). Unless defined herein, all capitalized terms used herein shall have the definition ascribed to such terms in the Agreement.

     As you may know, the Company has been in discussions with Gene Logic Inc., a Delaware corporation ("Gene Logic"), related to the proposed acquisition of the Company by Gene Logic in accordance with the terms and conditions of an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") to be entered into between the Company, Gene Logic and a wholly-owned subsidiary of Gene Logic ("Merger Sub"). Under the Merger Agreement, the Company would merge with and into Merger Sub (together with any other structure by which the businesses of the Company and Gene Logic may be combined, the "Merger") with Merger Sub continuing as the surviving corporation. Each of the Investors understands and acknowledges that, until such time as the Company announces the Merger, any and all discussions and other information relating to the proposed Merger is confidential and agrees not to disclose the existence or substance of any such discussions or information to any third party. In addition, each Investor acknowledges and agrees that this letter agreement is entered into, in part, for the benefit of Gene Logic and Merger Sub and that each of Gene Logic and Merger Sub are intended to be, and shall be third party beneficiaries to this letter agreement and are entitled to all rights and remedies afforded to them as third party beneficiaries.

     In consideration of the mutual covenants contained herein, and for good and valuable consideration the receipt and sufficiency is hereby acknowledged, each of the Investors (severally and not jointly) hereby agrees with the Company as follows:


                                          1.

     1. WAIVER OF PURCHASE OF SERIES B SHARES. Pursuant to Section 1.3(b) of the Agreement, subject to certain terms and conditions set forth in the Agreement, the Investors have the right to purchase from the Company an aggregate of 333 Series B Shares. In accordance with Section 5.4 of the Agreement, each of the Investors hereby, subject to Section 7(e) below, irrevocably waives its rights to purchase any Series B Shares from the Company pursuant to Section 1.3 of the Agreement.

     2. WAIVER OF REDEMPTION RIGHTS. Pursuant to Section 5(c)(vii) of the Certificate of Designation, each of the Investors has the right, in the event of a Change of Control Transaction (as defined in the Certificate of Designation), to cause the Company to redeem, from funds legally available therefor at the time of such redemption, such Investor's respective Series A Shares in accordance with the terms of the Certificate of Designation (the "Redemption Rights"). Each of the Investors hereby, subject to
     Section 7(e) below, irrevocably waives its right to exercise Redemption Rights with respect to the Merger.

     3. DELIVERY OF HOLDER CONVERSION NOTICES. In furtherance of each Investor's agreement and covenant contained in Section 2 hereof, and in accordance with the Section 5(a)(i) of the Certificate of Designation, each of the Investors covenants and agrees to convert its respective Series A Shares (including any accrued but unpaid dividends thereon) into shares of Common Stock as set forth herein. Prior to 5:00 P.M. (New York time) on the Announcement Date (as defined in the Certificate of Designation) (the "Delivery Time"), each of the Investors shall deliver to the Company executed Holder Conversion Notices (as defined in the Certificate of Designation) identical in both form and substance to the form attached hereto as EXHIBIT A. For the purpose of the Holder Conversion Notices, each of the Investors hereby agrees that the Conversion Price (as defined in Section 5(c)(1) of the Certificate of Designation) shall be the Conversion Price in effect on the Announcement Date; provided, however, that if the Announcement Date is after July 9, 1998, the Investor shall have the option to set the Conversion Price at either the Conversion Price in effect on July 9, 1998 or the Conversion Price in effect on the Announcement. In addition, each of the Investors agrees and covenants that the Holder Conversion Dates (as defined in the Certificate of Designation) with respect to the conversion of all of the Series A Shares shall not be later than immediately prior to the Effective Time of the Merger. Consequently, effective as immediately prior to the Effective Time of the Merger, all of the Series A Shares then outstanding shall be automatically converted into shares of Common Stock in accordance with the Certificate of Designation using the Conversion Price set forth on the Holder Conversion Notices, and the Company may provide instructions to its transfer agent to such effect.

     4. ESCROW OF HOLDER CONVERSION NOTICES. In order to ensure compliance with Section 3 hereof, each of the Investors covenants and agrees that, by the end of the day on which this letter agreement is executed, such Investor will deliver its Holder Conversion Notices with respect to all of its Series A Shares, along with irrevocable instructions to deliver the same to the Company prior to the Delivery Time, to Robinson Silverman Pearce Aronsohn & Berman LLP to be held in escrow until the Delivery Time. Copies of such Holder Conversion Notices, and the irrevocable instructions relating


                                          2.

     thereto, will be provided by the end of the day on which this letter agreement is executed to Brobeck, Phleger & Harrison LLP, counsel to the Company.

     5. VOTING OF COMPANY SECURITIES. (a) Each Investor hereby agrees, with respect to any shares of the Company's Common Stock or Preferred Stock beneficially owned by such Investor on the record date relating to, or at the time of, any Company stockholder meeting called to approve the Merger, to vote all such shares of Common Stock or Preferred Stock (i) in favor of the Merger, (ii) in favor of any exchange of shares between the acquiring entity in the Merger and the Company, (iii) in favor of the execution, delivery and performance by the Company of any agreements relating to the Merger (the "Transaction Agreements"), (iv) in favor of each of the other actions contemplated by the Transaction Agreements, (v) in favor of any action reasonably required in furtherance thereof, (vi) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in any agreement relating to the Merger, or (vii) against the following actions (other than the Merger and the transactions contemplated by the Merger): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company, (B) any sale, lease or transfer of substantially all of the assets of the Company, (C) any reorganization, recapitalization, dissolution or liquidation of the Company, (D) any change in a majority of the board of directors of the Company, (E) any amendment to the Company's Certificate of Incorporation or Bylaws, (F) any material change in the capitalization of the Company or the Company's corporate structure, or (G) any other action which is intended to, or would, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the agreement governing the Merger or this letter agreement.

          (b) In furtherance of each Investor's agreement and covenant contained in Section 5(a) hereof, each of the Investors has executed and delivered to the Company an irrevocable proxy in the form attached hereto as EXHIBIT B.

     6. NO DISPOSITION OF COMPANY SECURITIES. Each Investor hereby agrees and covenants that, prior to the Announcement Date, such Investor will not, directly or indirectly, (i) offer, sell, offer to sell, sell against the box, short sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, short sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any shares of the Company's Common Stock or Preferred Stock to any person, (ii) reduce such Investor's beneficial ownership of, interest in or risk relating to, any shares of the Company's Common Stock or Preferred Stock except as occurs due to fluctuations in the market price of the Common Stock, or (iii) commit or agree to do any of the foregoing. Furthermore, each of the Investors hereby agrees and covenants that such Investor shall not sell or otherwise transfer any Series A Shares, including transfers to any affiliate or partner of the Investor, unless the transferee of such shares of Preferred Stock agrees in writing to be bound by the terms of this letter agreement. Except pursuant to restrictions contained in this letter agreement, including, without limitation, the restrictions in the immediately prior sentence, or in the Certificate of Designation, after the Delivery Time there shall be no contractual restrictions on the ability of the Investors to buy, sell or execute other trades in the securities of the Company.


                                          3.

     7.   MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This letter agreement together with the Agreement, the Certificate of Designation, the Registration Rights Agreement and the other documents and transactions contemplated by the Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. All other terms set forth in the Agreement, the Certificate of Designation, the Registration Rights Agreement and the other documents and transactions contemplated by the Agreement unless amended or waived hereby shall remain in full force and effect.


          (b) GOVERNING LAW. This letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          (c) REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the parties hereto will be entitled to specific performance of the obligations of the other parties contained herein. Each of the Investors and the Company agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

          (d) SUCCESSORS AND ASSIGNS. This letter agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No Investor may assign this letter agreement or any rights or obligations hereunder without the prior written consent of the Company.

          (e) TERMINATION. This letter agreement, including all of the waivers and the Holder Conversion Notices to be provided in connection herewith, shall terminate and be of no further effect if the transactions contemplated by the Merger are not consummated or otherwise terminated on or prior to December 31, 1998. Nothing set forth in this letter agreement shall be construed to limit the priority status of the Series A Shares in the event of the termination of this letter agreement.


                                          4.

          (f) SIDE AGREEMENTS. The Company hereby acknowledges that it has not entered into any side letter or similar agreement with any Investor with respect to its investment in the Series A Shares or the matters contained in this letter agreement.

          (g) SUSPENSION OF FORM S-3. The Company agrees that, effective on the Announcement Date, it will instruct its transfer agent to lift any suspension of trading shares of the Company's Common Stock under the Form S-3 Registration Statement relating to the Common Stock underlying the Series A Shares.


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                                          5.

     Any notices relating to the issues described herein should be addressed to each of the Investors at the addresses set forth in the Agreement (with a copy of such notices being provided to Robinson Silverman Pearce Aronsohn & Berman
LLP). This letter agreement may be signed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties.

                                        SOUTHBROOK INTERNATIONAL INVESTMENTS,
                                        LTD.


                                             BY: /s/ Kenneth C. Henderson
                                                --------------------------------
                                             NAME:  Kenneth C. Henderson
                                             TITLE: Attorney in Fact

                                        WESTOVER INVESTMENTS, L.P.


                                             BY: /s/ David C. Haley
                                                --------------------------------
                                             NAME:  David C. Haley
                                             TITLE: Authorized Signatory

                                        MONTROSE INVESTMENTS, LTD.


                                             BY: /s/ David C. Haley
                                                --------------------------------
                                             NAME:  David C. Haley
                                             TITLE: Authorized Signatory

                                        BROWN SIMPSON STRATEGIC GROWTH FUND,
                                        L.P.


                                             BY: /s/ Evan Levine
                                                --------------------------------
                                             NAME: Evan Levine
                                             TITLE:



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                                          6.

                                       BROWN SIMPSON STRATEGIC GROWTH FUND,
                                       LTD.


                                             BY: /s/ Evan Levine
                                                --------------------------------
                                             NAME:  Evan Levine
                                             TITLE:

                                       INCYTE PHARMACEUTICALS, INC.


                                        BY:  /s/ Denise M. Gilbert
                                             --------------------------------
                                         NAME:  Denise M. Gilbert
                                         TITLE: Executive Vice President and CFO



AGREED TO AND ACCEPTED ON JULY 6, 1998:

ONCORMED, INC.



BY: /s/ Timothy J. Triche
   ----------------------------------------
NAME:  Timothy J. Triche
TITLE: Chairman and Chief Executive Officer

                                          7.

                                      EXHIBIT A

                                 NOTICE OF CONVERSION
                              AT THE ELECTION OF HOLDER

Dated:  Announcement Date

To be Executed by the Registered Holder in order to Convert Shares of Series A
Preferred:

Pursuant to the terms of a letter agreement, dated July 2, 1998, by and between the Company and the undersigned, and subject to termination in accordance with
Section 7(e) thereof, the undersigned hereby elects to convert all of its shares of the Company's 6% Series A Convertible Preferred Stock (the "Series A Preferred") into shares of Common Stock, $.01 par value (the "Common Stock"), of Oncormed, Inc. (the "Company") according to the conditions hereof, as of the dates set forth below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                                   Subject to the terms of the Certificate of Designation, as instructed in writing from time to time by the undersigned to the Company; provided, however, that to the extent that any shares of Series A Preferred held by the undersigned are outstanding as of a date which is immediately prior to the Effective Time of the Merger, the Company is hereby authorized to instruct its transfer agent to automatically convert all such remaining shares of Series A Preferred into shares of Common Stock in accordance with the Certificate of Designation using the Applicable Conversion Price set forth below.

                                   ---------------------------------------------
                                   Dates to Effect Conversion

                                   All shares of Series A Preferred held by the undersigned as of July 1, 1998.

                                   ---------------------------------------------
                                   Number of shares of Series A Preferred to be Converted

                                   To be determined in accordance with the
                                   Certificate of Designation utilizing the
                                   Applicable Conversion Price set forth below.

                                   ---------------------------------------------
                                   Aggregate Number of Shares of Common Stock to be Issued

                                   For purposes of determining the Conversion
                                   Price (as defined in Section 5(c)(1) of the Certificate of Designation), the "date of the applicable Conversion Notice" is the Announcement Date; provided, however, that if the Announcement Date is after July 9, 1998, the Investor shall have the option to set the Conversion Price at either the Conversion Price in effect on July 9, 1998 or the Conversion Price in effect on the Announcement. On the Announcement Date, contemporaneous with the delivery of this Holder Conversion Notice to the Company, the undersigned agrees to deliver a schedule setting forth the determination of the Conversion Price with respect to all of the shares of Series A Preferred (and any accrued but unpaid dividends thereon) and the aggregate number of shares of Common Stock to be issued upon conversion of such shares of Series A Preferred (including accrued but unpaid dividends thereon).

                                   ---------------------------------------------
                                   Applicable Conversion Price


                                   ---------------------------------------------
                                   By:
                                   Name (include title or authorization):
                                   Address (include name of entity):

                                          8.

                                      EXHIBIT B

                              FORM OF IRREVOCABLE PROXY

                                  IRREVOCABLE PROXY

     The undersigned stockholder of Oncormed, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Michael J. Brennan, M.D., Ph.D. and Gene Logic Inc., a Delaware corporation ("Gene Logic"), and each of them, the attorneys and proxies of the undersigned with respect to voting (i) the shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and the shares of the Company's 6% Series A Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock" and together with the Common Stock, the "Capital Stock"), owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of the Capital Stock of Company which the undersigned may acquire after the date hereof. The shares of the Capital Stock of Company referred to in clauses
(i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares." Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     Subject to termination in accordance with the Letter Agreement, this proxy is irrevocable, is coupled with an interest and is granted in connection with the letter agreement, dated as of the date hereof, between the Company and the beneficial owner of the Shares (the "Letter Agreement"), and is granted in consideration of the execution of the Letter Agreement and the transactions contemplated therein. Capitalized terms used herein shall have the definitions ascribed to such terms in the Letter Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the termination of the Merger Agreement or the closing of the transactions contemplated by the Merger Agreement at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company:

     1. in favor of the Merger, in favor of any exchange of shares between the acquiring entity in the Merger and the Company, in favor of the execution, delivery and performance by the Company of any agreements relating to the Merger (the "Transaction Documents"), in favor of each of the other actions contemplated by the Transaction Documents, and in favor of any action reasonably required in furtherance thereof;

     2. against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in any agreement relating to the Merger; and

     3. against the following actions (other than the Merger and the transactions contemplated by the Merger): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) any sale, lease or transfer of substantially all of the assets of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company; (D) any change in a majority of the


                                          9.

board of directors of the Company; (E) any amendment to the Company's Certificate of Incorporation or Bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended to, or would, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Letter Agreement.

     The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).



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                                         10.

     This proxy shall terminate upon the earlier of (i) the termination of the Letter Agreement, (ii) the termination of the Merger Agreement or (iii) the closing of the transactions contemplated by the Merger Agreement.

Dated:  July 6, 1998

                                       STOCKHOLDER


                                       ----------------------------------------
                                       Print Name
                                                 ------------------------------



                                       If executed by record holder on behalf
                                       of the beneficial owner, print name of
                                       beneficial owner:

                                       ----------------------------------------


Number of issued and outstanding shares of COMPANY COMMON STOCK Owned OF RECORD as of the date hereof:
                      --------------------

Number of issued and outstanding shares of COMPANY PREFERRED STOCK Owned OF RECORD as of the date hereof:
                             --------------------

Number of issued and outstanding shares of COMPANY COMMON STOCK Owned BENEFICIALLY (but not of record) as of the date hereof:
                                                       --------------------

Number of issued and outstanding shares of COMPANY PREFERRED STOCK Owned BENEFICIALLY (but not of record) as of the date hereof:
                                                       --------------------